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                                  Exhibit 23



                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 2-83039 and No. 33-57222) pertaining to the stock option plans of Reading Company of our report dated July 1, 1996, with respect to the financial statements of Angelika Film Centers, Inc. included in Reading Company's Form 8-K filed with the Securities and Exchange Commission on September 18, 1996.


                                    Miller and Company

New York, New York
September 18, 1996